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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                     ----------------------------------

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): August 15, 2005


                           ZOLTEK COMPANIES, INC.
           (Exact name of registrant as specified in its charter)


       MISSOURI                          0-20600                  43-1311101
    (State or other                 (Commission File           (I.R.S. Employer
    jurisdiction of                      Number)                Identification
     organization)                                                  Number)


    3101 MCKELVEY ROAD
    ST. LOUIS, MISSOURI                                             63044
    (Address of principal executive offices)                     (Zip Code)


                               (314) 291-5110
            (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act.
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act.
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.



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ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         The information set forth under Item 4.02 is incorporated herein by reference.

ITEM 4.02 NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

         (a) On August 15, 2005, Zoltek Companies, Inc. (the "Company"), following a review by its Audit Committee, concluded that the Company should restate its previously issued financial statements for the fiscal quarter ended March 31, 2005 to reflect a change in the calculation of fully diluted loss per share related to the classification and accounting for the conversion feature and the related warrants to purchase the Company's common stock associated with convertible debt issued by the Company in January, March and October 2004.

         As previously reported by the Registrant, on May 20, 2005, the Registrant concluded that its financial results for the fiscal year ended September 30, 2004 and interim periods ended March 31, June 30, September 30 and December 31, 2004 would be restated to reflect additional non-operating gains and losses related to the classification and accounting for the conversion feature and the related warrants to purchase the Registrant's common stock associated with convertible debt issued by the Registrant in January, March and October 2004 and the amortization expense associated with the related debt discount. In connection with the preparation of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, the Registrant determined that the resolution of these financial reporting issues also further affected the reporting of fully diluted loss per share for the quarter ended March 31, 2005 and 2004.

         Due to the net loss reported during the six months ended March 31, 2005, the Company previously reported fully diluted net loss per share which was identical to basic net loss per share in reliance upon the Company's interpretation of Statement of Financial Accounting Standards No. 128. The Company recently has determined that, during a period in which a net loss is recorded, any embedded gain from convertible security must be excluded from the calculation of fully diluted net loss per share for such period, and the number of shares attributable to such gain from convertible securities must be included in the calculation of fully diluted net loss for such period. For the quarter ended March 31, 2005 the Company did not capture the effects of all the convertible and potentially dilutive securities in the appropriate sequence. The Company is evaluating the impact of these changes on the calculation of fully diluted earnings per share for the period. The foregoing adjustments do not affect previously recorded net sales, operating loss and cash flow from continuing operations. The Company expects to present the restatements described in this Current Report when it files with the Securities and Exchange Commission an amendment to its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005.

         The decision to restate was authorized by the Audit Committee of the Board of Directors of the Company, upon the recommendation of management. They concluded that the Company's previously issued financial statements for the fiscal quarters ended March 31, 2005 should no longer be relied upon, pending their restatements, because of errors in those financial statements. The Company's Chief Financial Officer and the Audit Committee of the Company discussed the


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matters disclosed in this filing with PricewaterhouseCoopers LLP, the
Company's independent registered public accounting firm.

         As previously disclosed by the Company in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005, the Company's Chief Executive Officer and Chief Financial Officer have concluded that a material weakness existed as of March 31, 2005 because the Company did not maintain effective controls over the accounting for non-routine and complex transactions. Specifically, the Company did not maintain effective controls over the accounting for the conversion feature and the related warrants to purchase the registrant's common stock associated with its convertible debt issued in January, March and October 2004 and February 2005. As a result of this material weakness, the registrant's Chief Executive Officer and Chief Financial Officer concluded that the registrant's disclosure controls and procedures were not effective as of March 31, 2005. The Company, under the supervision of its Chief Executive Officer and Chief Financial Officer, is currently evaluating potential steps that it can take to remediate the material weakness in its disclosure controls and procedures, including steps that can be taken in the process of documenting and evaluating the applicable accounting treatment for non-routine or complex transactions as they may arise.

         This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this Current Report, and the Company assumes no obligation to update such forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from the Company's actual results or future events. The anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis.


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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 15, 2005

                                       ZOLTEK COMPANIES, INC.



                                       By   /s/ KEVIN SCHOTT
                                          -------------------------------------
                                           Kevin Schott
                                           Chief Financial Officer